                                Exhibit "23.2"


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 13, 2002 included in HelpMate Robotics Inc.'s Form 10-KSB for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
Hartford, Connecticut
May 3, 2002